Exhibit 10.15

CHANGE ORDER NO. 5

TO

AGREEMENT NO. EDC10017 (ECD-CON-10-001)

BETWEEN

EMIRATES NUCLEAR ENERGY CORPORATION
(ENEC)

AND

LIGHTBRIDGE CORPORATION

FOR

NUCLEAR ENERGY CONSULTANCY SERVICES

AGREEMENT CHANGE ORDER

AGREEMENT NO : EDC10017 (ECD-CON-10-001)	CHANGE ORDER No.: 05	EFFECTIVE DATE: APRIL 08th, 2012
AGREEMENT TITLE : NUCLEAR ENERGY CONSULTANCY SERVICES
CONTRACTOR: LIGHTBRIDGE CORPORATION
DURATION: JANUARY 01, 2012 TO DECEMBER 31, 2012
PREAMBLE:
Change Order No. 05 is Customer's formal approval of the Change to the above Agreement No. EDC10017 (ECD- CON-10-001).
CHANGE ORDER DETAILS:

This Change Order No. 5 is made to add budget of AED 115,000.00 (equivalent to USD 31,309.55) in order to cover the new task of prepare briefing presentation to the board of directors on the EUP procurement. The total lump sum Price for Change Order No. 5 is USD 31,309.55. The revised Agreement value will be USD 2,233,667.37

EFFECT ON AGREEMENT SCHEDULE:
The Agreement schedule shall remain unchanged.
TERMS AND CONDITIONS:
• Except as otherwise stated in this Change Order No. 05, all other terms and conditions of the original Agreement shall remain unchanged.
EFFECT ON AGREEMENT PRICE:
• Original Agreement Value (USD)		1,877,600.00
• Change Order No. 01 Value (USD)		0.00
• Change Order No. 02 Value (USD)		469,400.00
• Change Order No. 03 Value (USD)		0.00
• Change Order No. 04 Value (USD)		(-144,642.18)
• Change Order No. 05 Value (USD		31,309.55
Revised Contract Value (USD)		2,233,667.37

SIGNATORIES

IN WITNESS of which each of the parties has signed this Agreement Change Order No. 05 on the Effective Date:

		By:	/s/ Saleh Al Shehhi
SIGNED by	)
For and on behalf of Emirates Nuclear	)	Name: Saleh Al Shehhi
Energy Corporation (ENEC))		Title: Executive Director Supply Chain
Date: 23/05/2012

		By:	/s/ James Guerra
SIGNED by	)
For and on behalf of Lightbridge	)	Name: James Guerra
Corporation	)	Title: COO
Date: April 15, 2012